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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 2000 except as to the notes entitled "History of Operating Losses," "Discontinued Operations" and Subsequent Events" as to which the date is May 18, 2001 relating to the financial statements and financial statement schedule of Micron Electronics, Inc., which appears in Micron Electronics, Inc.'s Form 8-K filed June 13, 2001.

/s/ PricewaterhouseCoopers LLP

Boise, Idaho
September 14, 2001